Exhibit 10.22

Adrian Dillon

Employee ID: 236431

Grant Number: TI000757

STOCK OPTION GRANT AGREEMENT

(NON-QUALIFIED STOCK OPTIONS)

THIS AGREEMENT (including Exhibit A), made as of this 9th day of November 2010 between Skype Global S.à r.l. (the “Company”) and (the “Participant”).

WHEREAS, the Company has adopted and maintains the Skype Global S.à r.l. Equity Incentive Plan (the “Plan”) to promote the interests of the Company and its Affiliates and shareholders by providing certain Employees of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or its Affiliates and to improve the growth and profitability of the Company;

WHEREAS, the Plan provides for the Grant to Participants in the Plan of Non-Qualified Stock Options to purchase Ordinary Shares of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (the “Option”) with respect to 2,000 Ordinary Shares of the Company, 40% of the Option will be a Time-Based Option to purchase 800 Ordinary Shares and 60% of the Option will be a Performance-Based Option to purchase 1,200 Ordinary Shares.

2. Grant Date. The Grant Date of the Option hereby granted is 26th October 2010.

3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Board, shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

4. Exercise Price. The exercise price of each Ordinary Share underlying the Option hereby granted is U.S. $330.88.

5. Vesting Date of Options. The Option shall vest in accordance with Section 4.4 of the Plan, except that in the event that the Participant’s Employment is terminated by the Company without Cause or by the Participant for Good Reason (as defined in the Participant’s employment agreement with Skype, Inc. dated March 3, 2010, as amended (the “Employment Agreement”)) and such termination does not occur during the two-year period following a Change of Control, any outstanding portion of the Option that is a Time-Based Option that would have vested during the 24-month period commencing on the date of such termination shall become vested and any remaining unvested portion of the Option that is a Time-Based Option shall be forfeited, in each case as of the date of such termination. For purposes of the Option, a “Qualifying Termination” (or any reference to a termination by the Company without Cause) shall be deemed to include, with respect to the Participant, a termination of such Participant’s Employment by the Participant for Good Reason and the reference to a voluntary termination in Section 4.5(ii) of shall be deemed a termination without Good Reason.

6. Restrictive Covenants. For purposes of the Option, Sections 5.1 through 5.4 of the Plan shall not apply to the Participant and shall be deemed replaced by Sections 5.1 through Section 5.4 of the Employment Agreement, which are incorporated herein and made part hereof as if stated herein. For the avoidance of doubt, any reference in the Plan or the Option to the provisions of Section 5 shall be deemed to include the provisions of Sections 5.1 through Section 5.4 of the Employment Agreement.

7. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. No provision of this Agreement shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

8. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

9. Limitation on Transfer. The Option shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Participant obtain the prior written approval by the Board of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Stock Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee which is a trust or custodianship, the Option shall become exercisable and/or expire based on the Employment and termination of Employment of the Participant.

10. Integration. This Agreement (including Exhibit A), and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement (including Exhibit A), including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of New York without regard to the provisions governing conflict of laws.

13. Participant Acknowledgment and Management Partnership. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of the Plan, this Agreement and the Option shall be final and conclusive. The Participant further acknowledges that, prior to an Initial Public Offering, the Company shall issue the Ordinary Shares acquired pursuant to the exercise of the Option to the Management Partnership on behalf of the Participant and no Ordinary Shares shall be issued to or recorded in the name of the Participant. No Ordinary Shares shall be issued to the Management Partnership on behalf of any Participant unless and until the Management Partnership takes or causes to be taken all such reasonable actions as may be necessary or reasonably desirable in order to become a shareholder in the Company, including, but not limited to, executing and delivering such subscription and other agreements specified by the Company to which the Management Partnership will be party. The Participant agrees to take all such reasonable actions as may be necessary or reasonably desirable in order to become a limited partner in the Management Partnership, including, but not limited to, executing and delivering such agreements specified by the Management Partnership agreement to which the Participant will be party. Notwithstanding anything in the Management Partnership agreement to the contrary, (i) the provisions of Section 8.01(a)(i) shall apply if the Participant’s Employment is terminated by the Participant for Good Reason at any time or, after the fifth anniversary of the Completion Date, if the Participant’s Employment is terminated by the Participant without Good Reason, and (ii) the provisions of Section 8.01(a)(ii) shall apply if the Participant’s Employment is terminated by the Participant without Good Reason prior to the fifth anniversary of the Completion Date.

14. Data Privacy Consent. In order to administer the Plan, this Agreement and the Option, the Company may process personal data about the Participant. Such data may include, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Participant such as the Participant’s home address and telephone number, date of birth, social security or other identification number, salary and other payroll information, nationality, job title, directorships and/or Ordinary Shares held in the Company (or interests in the Management Partnership), and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan, this Agreement and the Option. By accepting this grant, the Participant hereby gives explicit consent to the Company (i) to process any such personal data and (ii) to transfer any such personal data outside the country in which the Participant works or is Employed to transferees who will include the Company and its Affiliates, and to other persons who are designated by the Company to administer the Participant’s participation in the Plan.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his or her own behalf, thereby representing that he or she has carefully read and understands this Agreement and the Plan as of the day and year first written above.

Skype Global S.à r.l.

By:	/S/ ANNE GILLESPIE

Name:	Anne Gillespie

Title:	Global HR Director – Skype

By:	/S/ ADRIAN DILLON

Name:	Adrian Dillon

SKYPE GLOBAL S.À R.L.

EQUITY INCENTIVE PLAN

EXHIBIT A

STOCK OPTION GRANT AGREEMENT

SPECIAL PROVISIONS FOR STOCK OPTIONS GRANTED

TO PARTICIPANTS IN CERTAIN JURISDICTIONS

This Exhibit A includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Stock Option Grant Agreement (the “Agreement”). Any capitalized term used in this Exhibit A without definition shall have the meaning ascribed to such term in the Skype Global S.à r.l. Equity Incentive Plan, as amended from time to time (the “Plan”) or the Agreement, as applicable.

This Exhibit A also includes information relating to exchange control and other issues of which Participants should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of January 2010. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participants not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Option is exercised or Ordinary Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to the particular situation of each Participant, and the Company is not in a position to assure Participants of any particular result. Accordingly, Participants are advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if a Participant is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to the Participant.

CZECH REPUBLIC

Exchange Control Information.

Upon request of the Czech National Bank, the Participant may need to file a notification within 15 calendar days of the end of the calendar quarter in which he or she acquires Ordinary Shares.

ESTONIA

By accepting the Option, the Participant shall be deemed to acknowledge (i) that he or she has carefully read and understands and agrees with the Agreement, the Plan and the Management Partnership agreement as of the Grant Date (collectively, the “Compensation Award Agreements”), including without limitation Sections 3.1, 3.2, 4.13 and 6.4 of the Plan and Section 13 of the Agreement and agrees that none of the terms of the Compensation Award

Agreements are imbalanced or harmful to him or her, and (b) that he or she unconditionally and irrevocably waives any rights to amend or dispute the validity of any of the terms and/or conditions of the Compensation Award Agreements, or to request any court to do the same, on the basis of any law or regulation of Estonia or any other jurisdiction.

By accepting the Option, the Participant consents and agrees to assume liability for any fringe benefit tax that may be imposed on or otherwise payable by the Company and/or the Participant’s employer in connection with the Option, consistent with the restrictions and limitations of applicable laws.

Further, by accepting the Option, the Participant agrees that the Company and/or the Participant’s employer may withhold from Option proceeds or collect the fringe benefit tax from the Participant by any of the means set forth in the Agreement or Plan or any other reasonable method established by the Company. The Participant agrees to execute any other consents or elections required to accomplish the foregoing, promptly upon request of the Company.

HONG KONG

Nature of Scheme.

The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, the grant of the Option shall be void.

Securities Law Information.

The Option and the Shares to be issued upon exercise of the Option do not constitute a public offer of securities and are available only for employees of the Company or an Affiliate.

The contents of the Notice, the Agreement, this Exhibit A and the Plan have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the Option. If the Participant is in any doubt as to the contents of the Agreement, this Exhibit A or the Plan, the Participant should obtain independent professional advice.

JAPAN

Exchange Control Information.

If the payment amount to purchase Ordinary Shares in one transaction exceeds ¥30,000,000, the Participant must file a Payment Report with the Ministry of Finance (the “MOF”) through the Bank of Japan or the bank through which the payment is effected. If the payment amount to purchase Ordinary Shares in one transaction exceeds ¥100,000,000, the Participant must file a Securities Acquisition Report, in addition to a Payment Report, with the MOF through the Bank of Japan.

LUXEMBOURG

No country-specific terms apply.

SINGAPORE

Securities Law Information.

The grant of the Option under the Plan is being made in reliance on Section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”), and is therefore exempt from the prospectus and registration requirements under the SFA.

Director Notification Information.

If the Participant is a director, alternative director or shadow director of a Singapore Affiliate, he or she is subject to certain notification requirements under the Singapore Companies Act, regardless of whether he or she is a Singapore resident or employed in Singapore. Among these requirements is the obligation to notify the Singapore Affiliate in writing of an interest (e.g., the Option, Ordinary Shares, etc.) in the Company or any Affiliate within two business days of (i) acquiring or disposing of such interest, (ii) any change in a previously disclosed interest (e.g., exercise of the Option, sale of Ordinary Shares), or (iii) becoming a director, alternate director or shadow director if such an interest exists at that time.

SWEDEN

No country-specific terms apply.

UNITED KINGDOM

Taxes.

This provision supplements Section 4.10 of the Plan:

If payment or withholding of the all social security, national insurance and withholding or other taxes that may become due as a result of the exercise of the Option (including the Employer NICs, as defined below) (“Tax-Related Items”) is not made within ninety (90) days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by the Participant to the Company or its Affiliate, effective on the Due Date. The Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company (or its Affiliate) may recover it at any time thereafter by any of the means referred to in Section 4.10 of the Plan.

Joint Election.

As a condition of the exercise of the Option, the Participant agrees to accept any liability for secondary Class 1 National Insurance Contributions (the “Employer NICs”) which may be payable by the Company or the Employer with respect to the exercise of the Option or otherwise payable with respect to a benefit derived in connection with the Option.

Without limitation to the foregoing, the Participant agrees to execute a joint election between the Company and/or the Employer and the Participant (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or election required to accomplish the transfer of the Employer NICs to the Participant. The Participant further agrees to execute such other joint elections as may be required between the Participant and any successor to the Company and/or its Affiliates. If the Participant does not enter into a Joint Election prior to exercise of the Option, any purported exercise of the Option shall be null and void without any liability to the Company and/or its Affiliates. The Participant further agrees that the Company and/or its Affiliates may collect the Employer NICs from the Participant by any of the means set forth in Section 4.10 of the Plan.

Section 431 Election.

Each Participant who is, at the date he or she acquires Ordinary Shares pursuant to the Option, resident in the United Kingdom for United Kingdom tax purposes hereby undertakes that he or she will enter into such election with his or her employing company under Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 as the employing company may require, no later than 14 days after such subscription or acquisition.

Data Privacy Notice and Consent.

This provision supplements Section 14 of the Agreement:

By participating in the Plan, each Participant acknowledges and agrees to the holding of information about him or her by the Company and any Affiliate and he or she authorizes the Company and each Affiliate and their agents and advisers to use such information for the purposes of the Plan. By participating in the Plan, the Participant further acknowledges and agrees, further to the consent to the transfer of personal data contained in Section 14 of the Agreement, that personal data may be transmitted to third parties outside of the European Economic Area in the course of the implementation, administration and management of the Plan by agents of the Company or any Affiliate wherever located.

Participation in Plan and Employment.

No individual shall have any claim against the Company or any Affiliate arising out of his or her not being admitted to participation in the Plan which (for the avoidance of all, if any, doubt) is entirely at the discretion of the Board.

The Plan shall not form part of any contract of employment or contract for services between the Company or any Affiliate and any individual and the rights and obligations of any individual under the terms of his or her office or employment with the Company or any Affiliate shall not be affected by his or her participation in the Plan.

Participation in the Plan shall be on the express condition that ceasing to participate in the Plan and/or the loss of subsisting Options (or parts thereof) for any reason in accordance with the terms of the Plan shall not afford any individual rights to compensation or damages under the terms of his or her office or employment with the Company or any Affiliate or otherwise by reason of his or her Employment.

No Participant shall be entitled to claim compensation or damages from the Company or any Affiliate in respect of any diminution or extinction of his or her rights or benefits (actual or potential) pursuant to any Option granted to him or her as a result of the exercise or failure to exercise any discretion vested in the Board under the Plan to the advantage or fullest advantage of the Participant.

The Company and each Affiliate shall be entirely free to conduct its affairs as it sees fit without regard to any consequences under, upon or in relation to the Plan or any Option or Participant.

Neither the grant of the Option nor any benefit pursuant to the Option shall form part of an individual’s pensionable remuneration for the purposes of any pension plan or similar arrangement which may be operated by the Company or any Affiliate.

UNITED STATES

Securities Law Information.

Except as the Company or Committee shall otherwise determine, the Plan is intended to comply with Section 4(2) of, and Rule 701 and Regulations D and S promulgated under, the Securities Act, and any provisions inconsistent with such Section of the Securities Act, or such Rule and Regulations, shall be inoperative and shall not affect the validity of the Plan.

By accepting the Option, and upon the exercise of the Option prior to the registration of the Ordinary Shares that are the subject of such Option pursuant to the Securities Act or other applicable securities laws, each Participant shall be deemed to acknowledge and agree and make the representations and warranties as described below and as otherwise may be requested by the Company for compliance with applicable laws, and any issuances of the Option and Ordinary Shares by the Company shall be made in reliance upon the express representations and warranties of the Participant.

For employees outside of the United States:

1.	Upon acceptance of the Option: The Participant is not in the United States and was not in the United States at the time the Participant was offered the Option.

2.	Upon exercise of the Option: The Participant is not in the United States.

For all employees:

1.	The Participant has received copies of each of the Plan, the Agreement and the Management Partnership, and has had sufficient opportunity to review such documents.

2.	The Participant is acquiring and will hold the Option and the Ordinary Shares for investment for his account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

3.	The Participant has been advised that the Option and the Ordinary Shares have not been registered or qualified under the Securities Act or other applicable federal or state securities laws, on the ground that no distribution or public offering of the Option or the Ordinary Shares is to be effected in the United States (it being understood, however, that the Option and the Ordinary Shares are being issued and sold in reliance on the exemptions provided by Section 4(2) of, and/or Rule 701 and Regulations D and S promulgated under, the Securities Act), and that the Option and the Ordinary Shares must be held indefinitely, unless they are subsequently registered under the applicable securities laws or the Participant obtains an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required. In connection with the foregoing, the Company is relying in part on the Participant’s representations set forth herein. The Participant further acknowledges and understands that the Company is under no obligation hereunder to register the Option or the Ordinary Shares.

3

The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Participant acknowledges that he is familiar with the conditions for resale set forth in Rule 144, and acknowledges and understands that the conditions for resale set forth in

Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

4.	The Participant will not sell, transfer or otherwise dispose of the Option or the Ordinary Shares in violation of any of the following, to the extent applicable: the Plan; the Agreement; the Shareholders Agreement; the Management Partnership agreement; the Securities Act or under any other securities laws. The Participant agrees that he will not dispose of the Option or the Ordinary Shares unless and until he or she has complied with all requirements of the Agreement (including this Exhibit A) applicable to the disposition of the Option and the Ordinary Shares, respectively.

5.	The Participant has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the Option or the Ordinary Shares, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Option and the Ordinary Shares.

6.	The Participant is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing his financial condition, to hold the Option and the Ordinary Shares for an indefinite period and to suffer a complete loss of his investment in the Option and the Ordinary Shares.